Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2010 relating to the financial statements, which appears in Express, Inc.’s (formerly Express Parent LLC) Form S-1 (Registration No. 333-164906) filed on May 12, 2010.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

July 14, 2010